Bankwell Financial Group 1Q20 Investor Presentation

Safe Harbor This presentation may contain certain forward-looking statements about Bankwell Financial Group, Inc. (the “Company”). Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged. The COVID-19 pandemic is adversely affecting Bankwell Financial Group, its customers, counterparties, employees, and third party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity, and prospects is uncertain. 2

Table of Contents • Executive Summary • COVID-19 • 1Q20 Performance • Credit & Capital Impact of COVID-19 • Portfolio Overview • Bankwell History & Overview 3

Executive Summary • Pre-tax pre-provision net revenue of $4.70 million, equal to prior quarter • Liability-sensitive balance sheet drives NIM expansion as deposit costs decrease • Welcomed new Chief Banking Officer, Matthew McNeill, to the Leadership Team • Minimal direct exposure to higher risk industries (e.g. Hotels, Restaurants, Nursing Homes, Energy, Airlines, Casinos, Consumer Loans) • Strong capital & liquidity positions • Bankwell’s response to COVID-19 pandemic ̶ 100% of Bank functional with all non-branch personnel working remotely ̶ Evaluating ~$218 million of COVID-19-specific deferral requests ̶ Processed over 320 PPP applications for ~$60 million1 ̶ $3 million increase to provision for loan losses for potential pandemic exposure ̶ Maintaining retail branch operations via drive-thrus and online banking 1 As of 4/29/20 4

COVID-19 Response

Rapid response to unfolding pandemic, including preparation for potential next wave

Employees

- No furlough or termination actions; all employees receive full pay and benefits
- Enhanced benefits (e.g. additional childcare reimbursements)
- Secured & distributed masks, gloves, and disinfectant wipes to all employees
- Regular individual touch points with employees

Customers

- Granted payment deferrals to borrowers who needed relief
- Processed Paycheck Protection Program loans to hundreds of applicants
- Maintaining banking hours at several drive-thru locations; lobbies temporarily closed to public
- Waiving ATM surcharge & overdraft fees
- 24/7 ATM, mobile & online banking access and a virtual centralized call center

Community

- Additional financial resources to community partners to provide food to impacted families
- Partnered with local restaurants to provide meals to emergency & ICU teams in local hospitals
- Branches as donation locations to collect non-perishable food items and clothing donations

Facilities, Security & Technology

- Additional cyber-security awareness training; increased phishing/ social engineering tests
- Increased use of VPN use and other collaboration tools (e.g. Slack, Zoom, Softphone)
- Shortened backup recovery times, upgraded ransomware, increased remote video security
- Installing protective Plexiglas shields inside branches in anticipation of eventual reopening

5

1Q20 Performance

1Q20 Summary • Reported 1Q20 Net Income of $1.36 million, or $0.17 per share • $0.30 reduction in EPS due to incremental COVID-19-related provision • Pre-tax, pre-provision net revenue of $4.70 million, or $0.60 per share1 • 1Q20 Net Interest Margin (“NIM”) of 2.98%, a 6 basis points expansion compared to the prior quarter • Strong capital, liquidity and funding levels: ̶ $50+ million total capital in excess of “well capitalized” requirement ̶ Increased on balance sheet liquidity from ~9% to ~14% ̶ FHLB borrowing capacity ($467 million) & additional bank lines ($42 million) • Repurchased 58,499 shares at average price of $17.69; currently not repurchasing • The Company declared the 2Q20 dividend of $0.14 per share • In light of the COVID-19 pandemic, all previously issued earnings and performance guidance should be disregarded 1 Pre-tax, pre-provision net revenue is a non-GAAP metric 7

1Q Consolidated Financial Statements Linked Quarter Dollars in millions, except per share data Income Statement 1Q20 4Q19 Var1 Balance Sheet 1Q20 4Q19 Var1 Total Interest Income $20.1 $19.9 $0.2 Cash & Cash Equivalents $210 $78 $132 Total Interest Expense $6.8 $7.1 $0.2 Investment Securities $101 $101 $0 Net Interest Income $13.3 $12.9 $0.4 Loans Receivable, net $1,602 $1,589 $13 Non Interest Income $1.1 $1.0 $0.0 All Other Assets $141 $114 $26 Non Interest Expense2 $9.7 $9.2 $(0.4) Total Assets $2,054 $1,882 $171 Pre-Tax, Pre-Provision Net Revenue $4.7 $4.7 $(0.0) Total Deposits $1,681 $1,492 $189 Provision for Loan Losses $3.2 $0.3 $(2.9) Total Borrowings $150 $175 $(25) Pre-Tax Income $1.5 $4.4 $(2.9) Other Liabilities $52 $33 $19 Income Tax Expense $0.2 $0.9 $(0.8) Total Liabilities $1,883 $1,700 $184 Reported Net Income $1.4 $3.5 $(2.1) Equity $170 $182 $(12) EPS $0.17 $0.44 $(0.27) Total Liabilities & Equity $2,054 $1,882 $171 Pre-Tax, Pre-Provision Net Revenue per share3 $0.60 $0.61 $(0.01) 1 Variances are rounded based on actual whole dollar amounts 2 1Q20 includes $0.2 million of one-time expenses; please see 1Q20 Earnings Release for detailed discussion of non interest expense 8 3 Pre-tax, pre-provision per share is a non-GAAP metric

Deposit & Borrowing Trends Dollars in millions • Liability-sensitive balance sheet well Deposit Balances positioned to capture benefits of lower short- Checking Savings term rates Money Market Time Deposits $1,681 • Impact of 2020 rate reductions on non- $1,800 $1,502 $1,492 maturity deposits to yield a ~$2.5 million $1,398 1 $1,600 after tax benefit in 2020 $1,400 • Anticipate additional savings on Retail CD $1,200 rollovers in 2020 $1,000 ̶ ~$200 million maturing in 2020 at an $800 average rate of 2.23% $600 $400 • Post 3/31, executed $50 million of 5 year $200 Interest Rate Swaps on new borrowings, at a fixed rate of 0.55% $0 2017 2018 2019 1Q20 ̶ Facilitates run-off of higher priced Avg Cost 0.93% 1.30% 1.66% 1.52% funding as excess liquidity is paid down of Deposits post-COVID-19 Rate reductions expected to generate a cost of deposits 2020 “exit rate” of ~1.00% 1 Had these lower rates been in effect throughout 1Q, our pro-forma efficiency ratio would have been ~63% 9

Loan Portfolio Trends Dollars in millions Loan Portfolio Yields • Loans grew $16 million in 1Q20 $1,800 5.00% ̶ Driven by $48 million of funded 4.64% 4.58% 4.48% 4.45% 4.38% 4.50% originations and additional line $1,700 draws of $21 million (~44% $1,605 $1,604 $1,621 4.00% $1,600 construction related) $1,543 3.50% $1,500 ̶ Offset by prepayments of $42 3.00% million $1,400 $1,366 2.50% • Outlook for originations and 2.00% $1,300 prepayments for remainder of 2020 is 1.50% $1,200 uncertain 1.00% $1,100 • Existing portfolio has limited exposure 0.50% to interest rate variability in 2020: $1,000 0.00% 2016 2017 2018 2019 1Q20 ̶ < 10% variable rate loans 1 Gross Loan Balance Portfolio Yield ̶ Only ~$50 million of fixed rate loans have rate reset dates in 20202 1 Weighted average yield based on active loans as of 12-31 for each of the respective years & 3-31 for 1Q20 2 Some fixed rate loans have a contractual interest rate reset after 3 or 5 years (as examples), prior to maturity 10

Tangible Book Value

- Bankwell utilizes interest rate swaps to manage its interest rate risk
- The interest rate swaps are marked to market each quarter, with the unrealized gains or losses recognized in Other Comprehensive Income ("OCI")
- In 1Q20, falling long term interest rates have increased the unrealized loss positions on Bankwell's interest rate swaps, reducing TBV by $1.75 per share
- As long term rates rise, the impact to OCI is reversed
  - ***For every 10 basis point increase on long term rates, TBV increases by ~$0.16***



Tangible Book Value (TBV) Per Share Walk
$23.15
$0.47
$0.30
$0.14
$1.75
$0.03
$0.23
$21.69
2019
NI x COVID-19
COVID-19
Dividends
Int Rate Swaps
Share Buyback
All Other 1
1Q20

[1] *All Other* includes items such as, but not limited to, changes in unrealized gain/loss of securities and changes related to stock grants

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Financial Snapshot

Dollars in thousands, except per share data	2016	2017 [1]	2018	2019	1Q20	1Q20 excl. COVID-19 [2]
Total assets	$1,628,919	$1,796,607	$1,873,665	$1,882,182	**$2,053,625**	$2,056,008
Net loans	$1,343,895	$1,520,879	$1,586,775	$1,588,840	**$1,602,146**	$1,605,163
Loan-to-deposit ratio	105.6%	110.1%	106.4%	107.1%	**96.1%**	96.1%
Efficiency ratio	56.5%	54.9%	59.2%	60.2%	**67.1%**	67.1%
Non interest expense / Avg. assets	2.03%	1.88%	1.93%	1.90%	**2.04%**	2.04%
Net interest margin	3.54%	3.30%	3.18%	3.03%	**2.98%**	2.98%
Total capital to risk weighted assets	12.85%	12.19%	12.50%	13.35%	**13.13%**	13.09%
Tangible common equity ratio	8.78%	8.81%	9.16%	9.56%	**8.16%**	8.27%
Return on average equity	8.94%	8.93%	10.19%	10.20%	**3.03%**	8.30%
Tangible book value per share	$18.98	$20.59	$22.06	$23.15	**$21.69**	$21.99
Net interest income	$49,092	$54,364	$56,326	$53,761	**$13,286**	$13,286
Net income	$12,350	$13,830	$17,433	$18,216	**$1,363**	$3,746
EPS (fully diluted)	$1.62	$1.78	$2.21	$2.31	**$0.17**	$0.47

1Q20 performance significantly impacted by the $3.0 million COVID-19-related provision

[1] Values are based on reported earnings / performance, which were impacted primarily as a result of the *Tax Cut and Jobs Act* passed in December 2017 along with several other smaller items. Please refer to BWFG's 4Q'17 Earnings Release for further detail

[2] 1Q20 values and metrics excluding only the impact of the $3.0 million COVID-19-related provision

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Credit & Capital Impact of COVID-19

Strong Asset Quality Dollars in thousands Non Performing Loans / Gross Loans 0.66% 0.88% SBA-guaranteed portion 0.29% of NPLs ($4.6MM) 0.66% 0.66% 0.36% 0.37% Core NPL exposure 2017 2018 2019 1Q20 NPLs $5,481 $14,082 $10,588 $10,654 Quarry Loans1 $0 $6,943 $1,863 $1,863 1Q20 Detail • The Quarry Loans1 credit issue from 2018 is resolved; remaining balance 100% guaranteed by the SBA, processing delay possible due to COVID-19 • An additional $2.8 million of non-performing loan balances are also SBA-guaranteed SBA guarantee reduces NPLs by 29 basis points 1 See BWFG’s 4Q’18 Earnings Release and related Investor Presentation for Quarry Loans background 14

ALLL Update Dollars in thousands Allowance for Loan Loss (“ALLL”) Trends • Bankwell is not subject to CECL and 1.23% General Reserve ALLL is calculated under the incurred 0.01% COVID-19 loss model Specific Reserve 1.03% 0.96% 0.03% 0.02% • 1Q20 provision includes $132 0.84% 0.19% 1.22% thousand related to $16 million loan 0.03% growth in the quarter 0.94% 0.81% 0.81% • The remaining provision includes the impact of the macroeconomic 2017 2018 2019 1Q20 environment and a qualitative General Allowance for Loan Losses Reserve Detail assessment of sectors and loans most 4Q19 + Portfolio + Incremental 1Q20 As a % of likely impacted by COVID-19, Loan Type General Bal Growth COVID-19 General Bal Loan Type including initial loan modification CRE $10,179 $23 $2,468 $12,670 1.12% requests C&I $1,770 $97 $364 $2,230 0.92% COVID-19 modification requests have Resi & All Other $730 ($39) $95 $785 0.56% not been evaluated for specific Construction $324 $52 $90 $466 0.43% reserves General ALLL Reserve $13,003 $132 $3,017 $16,151 1.00% Added $3.0 million to provision as an initial estimate of potential COVID-19 exposure 15

COVID-19 Relief Requests

Dollars in millions

- While this population has requested relief, it does not reflect any assessment of future credit losses
- As of March 31st, approximately 15% of the total portfolio have made requests, with 85% of requests coming from within the CRE portfolio[1]
- 100% of the SBA loan population received 6 month deferrals, as mandated by SBA
- Decisions on deferment requests made on a case-by-case basis based on demonstrated need
- All requests met the various regulatory guidelines under which relief is to be granted
- Since March 31st, an additional 24 requests have been made[3], representing an additional $40 million of our portfolio

Total Portfolio

Loan Type	Request for Relief	Loan $ Assoc. w/Requests	Total Outstanding	% of Total
CRE excl. SBA	90	$200	$1,126	18%
C&I excl. SBA	18	$4	$231	2%
SBA	70	$17	$17	100%
Residential	10	$4	$139	3%
Construction	2	$9	$108	9%
Total	**190**	**$235**	**$1,621**	**15%**

CRE Portfolio excluding SBA Loans

CRE Loan Type	Request for Relief	Loan $ Assoc. w/Requests	LTV Assoc. w/ Requests	Total Outstanding	% of Total
Retail	33	$71	63%	$327	22%
Mixed Use	13	$42	66%	$103	41%
Office	23	$40	72%	$346	11%
All Other	21	$48	67%	$350	14%
Total	**90**	**$200**	**66%**	**$1,126**	**18%**

[1] Based on dollars outstanding
[2] LTVs based on original LTV values, at loan inception
[3] As of April 21st, 2020

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Capital Position Key Capital Ratios 1 • $50+ million of additional 13.13% Total Capital above ‘well 13.35% capitalized’ Total Capital Total 1 • This estimate represents 12.14% the magnitude of credit CET1 12.53% Tier 1 Tier / costs BWFG could CET1 Tier 1 withstand and is NOT an 1 estimate of what the 10.84% Company believes will Tier 1 Tier 10.99% Leverage happen 8.16% • CRE concentration of TCE 9.56% 473%, similar to prior years 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% 14.00% 1Q20 4Q19 ‘Well Capitalized’ Min Bankwell’s capital position remains strong in the current environment 1 Represents Bank ratios; current period capital ratios are preliminary subject to finalization of the FDIC Call Report 17

Portfolio Overview

Total Loan Portfolio Consumer Loans / Other Commercial 0.57% Const. Residential 6.64% • Portfolio oversight 8.03% provided by team of 28 C&I relationship managers, 14.97% credit analysts and portfolio managers • Well diversified portfolio; CRE Owner no single relationship Occupied represents more than 10.32% ~5.5% of total loans, as of st March 31 , 2020 CRE Investor 59.46% Total Loan Portfolio = $1,621 million 19

CRE Loan Portfolio[1]


Total CRE Portfolio = $1,131 million
Special Use 3.13%
Industrial Warehouse 11.06%
Mixed Use 9.10%
MultiFamily 10.57%
Office 30.63%
Other 3.88%
1-4 Family Investment 2.56%
Retail 29.07%

- Property Type mix continues to show well diversified exposure
- ~ 50% of all CRE loan balances have recourse, non recourse loans by policy require lower LTV and higher DSCR
- CRE Retail loans have an average LTV of 64%[3] and an average DSCR of at least 1.7x
- No significant exposure to any one retailer; no exposure to bankrupt retailers
- No nursing home exposure

Select details of Retail and Office segments

Retail Composition	Count	$MM	%	LTV[3]
Retail[2]	82	$202	61.3%	64%
Grocery	10	$74	22.4%	61%
Pharmacy	8	$27	8.1%	66%
Gas / Auto Services	15	$14	4.3%	64%
Restaurant	28	$13	3.9%	56%
Total Retail	**143**	**$329**	**100.0%**	**64%**

- *Average deal size is $2.3MM*

Office Composition	Count	$MM	%	LTV[3]
Office (primarily suburban)	98	$249	71.9%	65%
Medical	38	$95	27.5%	68%
Condo	8	$2	0.6%	67%
Total Office	**144**	**$346**	**100.0%**	**66%**

- *Average deal size is $2.4MM*

[1] Includes Owner Occupied CRE, does not include Construction
[2] Comprised primarily of neighborhood and convenience centers, typically characterized by: size up to 125,000 sq. ft.; convenience and service oriented
[3] LTVs based on original LTV values, at loan inception

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CRE Loan Portfolio 1 Geography Distribution Loan To Value 3 MS Property Type $MM LTV NC 1.53% Office $346.5 65.9% 1.60% PA All Other Retail $328.9 63.9% 1.74% 9.80% Industrial/Warehouse $125.1 61.5% NJ Multifamily $119.6 67.5% 2.12% Mixed Use $102.9 64.2% Special Use $35.5 61.8% NY 1-4 Family Investment $28.9 64.7% 13.87% Other $17.5 41.4% CT Land $15.8 49.7% 69.33% Self Storage $10.6 54.1% Total $1,131.2 64.0% Vintage Year $ MM Distribution The weighted Pre 2017 $655.2 58% • Continued focus in primary market of the tri-state area 2017 $163.9 14% average age of (CT/NY/NJ) but maintaining diversification by following 2018 $137.1 12% strongest customers to growth markets 2019 $127.0 11% the portfolio is • Of the CT-based loans, 63% are in Fairfield County2 2020 $48.0 4% 3.8 years Total $1,131.2 100% 1 Includes Owner Occupied CRE, does not include Construction 2 Based on dollar volume 21 3 LTVs based on original LTV values, at loan inception;

C&I Loan Portfolio • C&I portfolio has minimal Loans by Industry Type exposure to the following Transport/Warehouse industries (each industry < 2% Professional, Sci & Tech Services $4 million) : 2% All Other 12% ̶ Accommodation & Food Admin & Support, Waste Management, Remediation Services Services Finance 3% ̶ Retail Trade 34% Information • No exposure to the Energy 3% sector; Nursing Homes Arts, Entertainment & Recreation 7% Construction • Limited leverage loan 10% exposure (~$14 million) Insurance • Within the C&I portfolio, the (Primarily Brokers) 27% majority of the Lines of Credit are uncommitted lines Total C&I Portfolio = $243 million 22

Commercial Construction Portfolio • Commercial construction loans comprise < By Property Type 7% of total loan portfolio (~$108 million) Medical Special Use Office 3% General Condo 2% 1% • $67 million of unfunded commitments, Self Storage Land 4% committed construction draws are subject 4% to various terms and conditions, including 1-4 Family Inv. third party reports 4% # $ % $ General Retail 6% Dollars in millions Loans Committed Unfunded Unfunded Multifamily 48% YE’19 Balance 38 $180 45% $80 Mixed Use 1Q20 Closures (3) ($20) 13% YE’19 Loans @ 1Q20 35 $160 35% $56 New 1Q20 Loans 6 $14 Hotel/Motel 15% 1Q20 Balance 41 $175 38% $67 23

Residential Portfolio Loan Vintage • Bankwell exited the residential mortgage business at the end of 2017 Year $ MM Distribution Pre 2013 $41.7 30% • Of the $139 million in the Residential 2013 $20.5 15% portfolio, $9 million are HELOCs 2014 $15.9 11% 2015 $18.2 13% • The remaining $130 million of residential 2016 $22.5 16% mortgages have an average LTV of 66.2%1 2017 $19.7 14% and an average size of $632 thousand 2018 $0.8 1% 2019 $0.0 0% • 92% ($119 million) of residential mortgages 2020 $0.0 0% secured by residences in Fairfield County, Total $139.4 100% CT ̶ Of those Fairfield County mortgages, 68% are secured by residences in the towns of New Canaan, Fairfield & Westport 1 LTVs based on original LTV values, at loan inception 24

Bankwell History & Overview

Bankwell Profile

Company Overview

NASDAQ: BWFG

- Connecticut-based $2.1 billion bank, with focus on CRE and C&I lending
- 12 existing branches in Fairfield & New Haven Counties
- Excluding the 3 branches opened in 2Q18, BWFG has $159 million deposits per branch; highest in Fairfield & New Haven Counties[1]
- Our core market of Fairfield County (the Bridgeport-Stamford-Norwalk MSA) is the premier Connecticut location, highlighted by:



New Preston
Washington
Bethlehem
Thomaston
Bristol
New Milford
Roxbury
Woodbury
Waterbury
Wolcott
Southington
Pawling
Patterson
Bridgewater
Southbury
Naugatuck
Prospect
Cheshire
Meriden
Lake Carmel
Carmel
New Fairfield
Brookfield
Beacon Falls
Wallingford
Brewster
Danbury
Bethel
Newtown
Seymour
North Haven
Hamden
Woodbridge
Ansonia
Derby
North Salem
Monroe
North Branford
Somers
Redding
New Haven
East Haven
West Haven
Ridgefield
Easton
Trumbull
Milford
Lewisboro
Weston
Bedford
Bridgeport
Fairfield
New Canaan
Westport
Norwalk
Greenwich
Stamford
Darien
Port Chester
Existing branches (12)
Fairfield County

- \+ Second most affluent MSA in the Nation in per capita personal income (PCPI)[2]
- \+ 4 of the top 25 wealthiest towns in the U.S.[3]
- \+ Headquarters of 9 Fortune 500 companies[4]
- \+ Home to the two largest hedge funds in the U.S.[5]

[1] Source: S&P Global Market Intelligence's *Branch Competitors & Pricing Report* as of 6/30/19, excluding global money center banks (tickers BAC, WFC, JPM, TD & C)

[2] Source: Bureau of Economic Analysis' *Metropolitan Area Table*, contained within the *Local Area Personal Income, 2018* news release 11/14/19

[3] Source: Bloomberg: *These Are the Wealthiest Towns in The U.S.*, 2/13/19

[4] Source: Fortune.com: *2019 Fortune 500*

[5] Source: Business Insider: *The 10 Biggest Hedge Funds in the U.S.*, 5/18/18

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Experienced Leadership Team

Name	Years Experience	Selected Professional Biography
Christopher Gruseke President & CEO *(since 2015)*	30+	Mr. Gruseke was a founding investor and director of Bankwell Financial Group's predecessors, BNC Financial Group, Inc., and The Bank of New Canaan. He brings more than 30 years of capital markets, operations, sales and finance experience to his role at the Company. Most recently, he was a member of the Executive Committee at CRT Capital, a Stamford, Connecticut-based broker/dealer. He also served as Co-Chief Operating Officer and a member of the Board of Greenwich Capital Markets. Mr. Gruseke earned a B.A. from Williams College and an M.S. from the Stern School of Business at New York University.
Christine A. Chivily EVP & Chief Risk & Credit Officer (*since 2013*)	40	Ms. Chivily has 40 years of experience in banking and real estate finance. She previously served in a risk management role for the CRE and C&I loan portfolios at People's United Bank. Her prior experience also includes 5 years as Director of Freddie Mac's New England region for multifamily properties and 11 years as Senior Credit Officer at RBS Greenwich Capital. She also has over 10 years of combined experience in lending, loan administration and workouts at other various banking institutions. Ms. Chivily received her B.A. from Mt. Holyoke College.
Penko Ivanov EVP & CFO (*since 2016*)	25+	Mr. Ivanov has more than 28 years of experience in accounting and finance. His more recent roles include CFO of Darien Rowayton Bank, and CFO for the U.S. Operations of Doral Bank, where he created a scalable finance organization to support the rapid growth of several business units from infancy to $3 billion in assets. He began his career with Ernst & Young and held various accounting/finance positions at PepsiCo, GE Capital and Bridgewater Associates. His experience includes building, improving and overseeing all finance areas, including Controllership, SOX, Treasury, FP&A, as well as internal and external reporting functions. Mr. Ivanov holds M.B.A. and bachelor degrees in accounting and finance from the University of South Florida. He is a CPA and is also Six Sigma Black Belt certified.
Matthew McNeill EVP & Chief Banking Officer (*since 2020*)	20+	Mr. McNeill has more than 20 years of experience in Commercial Banking. He most recently served as Head of Commercial Lending at Metropolitan Commercial Bank. He previously served as Senior Commercial Relationship Manager at HSBC, a Business Banker at Santander and a Managing Partner at American Real Estate Lending.
Laura J. Waitz EVP & Chief of Staff (*since 2017*)	35+	Ms. Waitz has over 35 years of experience for various businesses and previously was Senior Managing Director, Global Head of Human Resources at The Blackstone Group. She also served as Managing Director and Global Head of Compensation at Citi Alternative Investments and as Head of Compensation (Americas) for Deutsche Bank. Prior to that she served as Global Compensation Manager for private equity and investment banks. Ms. Waitz received her B.S. from Penn State University.

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Thank You & Questions